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Exhibit 3.1

US$250,000,000

HARVEST OPERATIONS CORP.

7 7/8% Senior Notes Due 2011

PURCHASE AGREEMENT

October 7, 2004

October 7, 2004

Morgan Stanley & Co. Incorporated
TD Securities (USA) Inc.
NBF Securities (USA) Corp.
WestLB AG, London Branch
WestLB Securities Inc.
c/o Morgan Stanley & Co. Incorporated
        1585 Broadway
        New York, New York 10036

Dear Sirs and Mesdames:

        Harvest Operations Corp., an Alberta corporation (the "Company"), proposes to issue and sell to the several purchasers named in Schedule I hereto (the "Initial Purchasers") $250,000,000 principal amount of its 7 7/8% Senior Notes due 2011 (the "Notes"). The Notes will be fully and unconditionally guaranteed (the "Guarantees") as to principal, premium, if any, and interest by Harvest Energy Trust, an Alberta trust (the "Trust"), and the Trust's subsidiaries named in Schedule II hereto (each a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and together with the Trust, hereinafter referred to as the "Guarantors"). The obligations of the Subsidiary Guarantors pursuant to the Guarantees will be fully and unconditionally guaranteed by the Trust (the "Trust Guarantee" and together with the Notes and the Guarantees, the "Securities"). The Securities are to be issued pursuant to the provisions of an Indenture (the "Indenture") to be entered into among the Company, the Guarantors and U.S. Bank National Association, as Trustee (the "Trustee").

        The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S").

        The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the Closing Date (as defined in Section 4) among the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement").

        In connection with the sale of the Securities, the Company and the Guarantors have prepared a preliminary offering memorandum (the "Preliminary Memorandum") and will prepare a final offering memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") including a description of the terms of the Securities, the terms of the offering and a description of the Guarantor and its subsidiaries.

        1.    Representations and Warranties.    The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, you that:

          (a)   The Preliminary Memorandum, as of its date, does not contain and the Final Memorandum, as of its date, in the form used by the Initial Purchasers to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Trust in writing by such Initial Purchaser through you expressly for use therein.

          (b)   The Trust has been created pursuant to the amended and restated trust indenture dated September 27, 2002 between Harvest Operations Corp. and Valiant Trust Company, as amended effective January 1, 2004 (the "Harvest Trust Indenture") and is a validly existing trust under the laws of the Province of Alberta. Valiant Trust Company has been appointed as the trustee of the Trust (the "Harvest Trustee") and has the trust power and authority under the Harvest Trust Indenture to own property and to conduct business in its capacity as the Harvest Trustee as described in each Memorandum and Valiant Trust Company is registered to carry on business as a trust company in each jurisdiction in which the conduct of its business as Harvest Trustee or its ownership or leasing of property as Harvest Trust requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Trust and its subsidiaries, taken as a whole.

          (c)   Each subsidiary of the Trust:

              (i)  that is a corporation is a valid and subsisting corporation under the laws of the jurisdiction of its incorporation, has the power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification;

             (ii)  that is a trust has been created pursuant to its trust indenture and the trustee thereunder has the trust power and authority to own property and conduct business in its capacity as trustee of such Trust as described in the Final Memorandum and such trustee is duly qualified to transact business in each jurisdiction in which the conduct of its business or ownership or leasing of property requires such qualification;

            (iii)  that is existing as a partnership under the laws of Alberta, has the partnership power and authority to own its property and conduct its business as described in the Final Memorandum and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except in each case to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Trust and its subsidiaries, taken as a whole; all of the issued shares or units, as applicable, of capital stock of or partnership units in each subsidiary of the Trust have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Trust free and clear of all liens, encumbrances, equities or claims.

          (d)   This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.

          (e)   The trust units of the Trust outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

          (f)    The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (g)   The Guarantees have been duly authorized by each of the Guarantors and, when executed in accordance with the provisions of the Indenture and delivered to the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of each of the Guarantors, enforceable in accordance with their terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (h)   The Trust Guarantee has been duly authorized by the Trust and, when executed in accordance with the provisions of the Indenture and delivered to the Initial Purchasers in accordance with the terms of this Agreement, will be a valid and binding obligation of the Trust, enforceable in accordance with its terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (i)    The Indenture has been duly authorized by each of the Company and the Guarantors and, when executed and delivered by each of the Company and the Guarantors, will be a valid and binding agreement of each of the Company and the Guarantors, enforceable in accordance with its terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (j)    The issuance of the Securities under the Indenture complies with the provisions of the Business Corporations Act (Alberta); and, no registration, filing or recording of the Indenture under the laws of the Province of Alberta or the federal laws of Canada applicable therein is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder.

          (k)   The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of each of the Company and the Guarantors, enforceable in accordance with its terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law and except as rights to indemnification and contribution may be limited under applicable law).

          (l)    The execution and delivery by each of the Company and the Guarantors of, and the performance by each of the Company and the Guarantors of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of applicable law or the certificate of incorporation, by-laws, trust indenture or other organizational documents, as applicable, of the Company and the Guarantors or any agreement or other instrument binding upon the Trust or any of its subsidiaries that is material to the Trust and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and the Guarantors of their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states, provinces or territories in connection with the offer and sale of the Securities and by U.S. Federal and state securities laws with respect to the Company's and the Guarantors' obligations under the Registration Rights Agreement.

          (m)  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Trust and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum provided to prospective purchasers of the Securities.

          (n)   Except as disclosed in the Preliminary Memorandum, there are no legal or governmental proceedings pending or threatened to which the Trust or any of its subsidiaries is a party or to which any of the properties of the Trust or any of its subsidiaries is subject other than proceedings that would not have a material adverse effect on the Trust and its subsidiaries, taken as a whole, or on the power or ability of the Company and the Guarantors to perform their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Final Memorandum.

          (o)   Except as disclosed in the Preliminary Memorandum, the Trust and its subsidiaries (i) are in compliance with any and all applicable foreign, U.S. and Canadian federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Trust and its subsidiaries, taken as a whole.

          (p)   Except as disclosed in the Preliminary Memorandum, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Trust and its subsidiaries, taken as a whole.

          (q)   None of the Company or the Guarantors is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (r)   Neither the Trust nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Trust has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (s)   None of the Trust, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Trust and its Affiliates and any person acting on its or their behalf have complied, except no representation, warranty or agreement is made by the Company or the Guarantors in this paragraph with respect to the Initial Purchasers.

          (t)    It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (u)   The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (v)   Each of the Company and the Guarantors is a "foreign private issuer" (as defined in Rule 405 under the Securities Act).

          (w)  There is no "substantial U.S. market interest" (as defined in Regulation S) in the debt securities of the Company or the Guarantors.

          (x)   No withholding tax imposed under the laws of Canada, any province or territory of Canada or any political subdivision or taxing authority thereof or therein are or will be payable in respect of the payment or crediting of the commission contemplated by this Agreement by the Company to the Initial Purchasers for the purposes of the Income Tax Act (Canada), provided that (i) the Initial Purchasers deal at arm's length with the Company and the Guarantors (as such term is understood for purposes of the Income Tax Act (Canada); (ii) that such commissions are reasonable in the circumstances and are payable in respect of identifiable services performed by the Initial Purchasers wholly outside of Canada in the ordinary course of business carried on by them; and (iii) the Initial Purchasers are resident in the United States for purposes of the Income Tax Act (Canada) and the Canada/U.S. Income Tax Convention.

          (y)   No goods and services tax imposed under the federal laws of Canada, any province or territory of Canada or any political subdivision or taxing authority thereof or therein are or will be payable by the Company in respect of the payment of the commissions as contemplated by this Agreement to the Initial Purchasers, provided that such commission is in respect of services performed by the Initial Purchasers wholly outside of Canada.

          (z)   No stamp or other issuance or transfer taxes or duties and no capital gains, income or other taxes imposed under the laws of Canada, any province or territory of Canada or any political subdivision or taxing authority thereof or therein are or will be payable by or on behalf of the Initial Purchasers in connection with the issuance, sale and delivery by the Company and the Guarantors of the Securities to or for the respective accounts of the Initial Purchasers in the manner contemplated in this Agreement in connection with (i) the issuance, sale and delivery of the Securities by the Company and the Guarantors to or for the account of the Initial Purchasers or (ii) the sale and delivery of the Securities outside Canada by the Initial Purchasers in the manner contemplated in the Final Memorandum.

          (aa) Except as described in the Offering Memorandum, under the laws of Canada, any province or territory of Canada or any political subdivision thereof or therein existing on the date of payments made by the Company or the Guarantors to holders under the Securities and the Indenture will not be subject to any withholding tax or similar charges.

          (bb) Neither the Company, nor any person acting on its behalf (other than the Initial Purchasers, with respect to which no representations or warranties are given), has, directly or indirectly, (i) made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the distribution of the Securities in any Canadian province to be qualified by a prospectus filed in accordance with the securities laws, and the regulations thereunder, of, and the applicable published rules, policy statements, blankets orders and notices of the securities regulatory authorities in, such province or (ii) has engaged in any advertisement of the Securities in any printed media of general and regular paid circulation, radio or television or any other form of advertising in connection with the offer and sale of the Securities in such province.

        2.    Agreements to Sell and Purchase. (a)    The Company and the Guarantors hereby, jointly and severally, agree to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company and the Guarantors the respective principal amount of Securities set forth in Schedule II hereto opposite its name at a purchase price of 99.3392% of the principal amount thereof (the "Purchase Price") plus accrued interest, if any, to the Closing Date (as defined in Section 4 below). As compensation to the Initial Purchasers for their respective commitments hereunder, the Company shall pay to the Initial Purchasers, a commission of 2.5% of the principal amount of the Securities purchased hereunder.

          (b)   The Company and the Guarantors hereby, jointly and severally, agree that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of any of the Company or the Guarantors or warrants to purchase debt securities of the Company or the Guarantors substantially similar to the Securities (other than the sale of the Securities under this Agreement).

        3.    Terms of Offering.    You have advised the Company and the Guarantors that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

        4.    Payment and Delivery.    Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 9:00 a.m., New York City time, on October 14, 2004, or at such other time on the same or such other date, not later than October 21, 2004, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

        The Securities shall be in global form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

        5.    Conditions to the Initial Purchasers' Obligations.    The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

          (a)   Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

              (i)  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Guarantors or any of the securities of the Company or any of the Guarantors or in the rating outlook for the Company or the Guarantors by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

             (ii)  there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Trust and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum provided to prospective purchasers of the Securities that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

          (b)   The Initial Purchasers shall have received on the Closing Date a certificate from each of the Company and the Guarantors, dated the Closing Date and signed by an executive officer, trustee or managing partner, as applicable, of each of the Company and the Subsidiary Guarantors to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of each of the Company and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that each of the Company and the Guarantors has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

  The officers signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.

          (c)   The Initial Purchasers shall have received on the Closing Date an opinion of Burnet, Duckworth & Palmer LLP, Canadian counsel for the Company and the Guarantors, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and the Guarantors and shall so state therein.

          (d)   The Initial Purchasers shall have received on the Closing Date an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Company and the Guarantors, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and the Guarantors and shall so state therein.

          (e)   The Initial Purchasers shall have received on the Closing Date an opinion of Shearman & Sterling LLP, U.S. counsel for the Initial Purchasers, dated the Closing Date, to the effect set forth in Exhibit C.

          (f)    The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from KPMG, LLP, independent public accountants for the Trust and its subsidiaries, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in each Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not more than three business days prior to the Closing Date.

          (g)   The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Deloitte & Touche LLP, independent public accountants for Storm Energy Ltd ("Storm") containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in each

  Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not more than three business days prior to the Closing Date.

          (h)   The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from PricewaterhouseCoopers, LLP, independent public accountants for EnCana Corporation ("EnCana"), containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in each Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not more than three business days prior to the Closing Date.

          (i)    Prior to the Closing Date, (i) the Company and the Trust shall have entered into an Amended and Restated Net Profit Interest Agreement that is reasonably satisfactory to the Initial Purchaser and (ii) Harvest Sask Energy Trust and the Trust shall have entered into an Amended and Restated Net Profit Interest Agreement that is reasonably satisfactory to the Initial Purchaser.

        6.    Covenants of the Company and the Guarantors.    In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company and the Guarantors, jointly and severally, covenant with each Initial Purchaser as follows:

          (a)   To furnish to you in New York City, without charge, prior to 3:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum and any supplements and amendments thereto as you may reasonably request.

          (b)   Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

          (c)   If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

          (d)   To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e)   Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's and the Guarantors' counsel and the Company's, Storm's and EnCana's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the preparation of the Blue Sky or legal investment memorandum, (ii) any fees charged by rating agencies for the rating of the Securities, (iii) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL, (iv) the costs and charges of the Trustee and (v) the costs and expenses of the Company and the Guarantors relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and the Guarantors, travel and lodging expenses of the representatives and officers of the Company and the Guarantors and any such consultants, and the cost of any aircraft chartered in connection with the road show. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

          (f)    None of the Trust, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

          (g)   Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (h)   While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Trust is then subject to Section 13 or 15(d) of the Exchange Act.

          (i)    If requested by you, to use their commercially reasonable efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

          (j)    None of the Trust, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Trust, its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

          (k)   During the period of two years after the Closing Date, the Trust will not, and will not permit any of its Affiliates to resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

          (l)    Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

        7.    Offering of Securities; Restrictions on Transfer.    (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Company and the Guarantors that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions".

          (b)   Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

              (i)  such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company or the Guarantors that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

             (ii)  such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

            (iii)  the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

            (iv)  such Initial Purchaser has offered the Securities and will offer and sell the Securities as part of their distribution at any time or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

             (v)  such Initial Purchaser (A) has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect of anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company;

            (vi)  such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons as part of their distribution at any time, except in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

    Terms used in this Section 7(b) have the meanings given to them by Regulation S.

        8.    Indemnity and Contribution.    (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company or the Guarantors shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Trust in writing by such Initial Purchaser through you expressly for use therein.

          (b)   Each Initial Purchaser agrees, severally, and not jointly, to indemnify and hold harmless the Company, the Guarantors, their directors or trustees, as applicable, their respective officers and each person, if any, who controls the Company or the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Trust in writing by such Initial Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto.

          (c)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Trust, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d)   To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company, in the case of the Company and the Guarantors, and the total commissions received by the Initial Purchasers, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company's and the Guarantors' respective obligations to contribute pursuant to this Section 8 are joint and several. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

          (e)   The Company, the Guarantors and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, the Guarantors, their respective officers or directors or any person controlling the Company or the Guarantors and (iii) acceptance of and payment for any of the Securities.

        9.    Termination.    The Initial Purchasers may terminate this Agreement by notice given by you to the Company or the Guarantors, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq National Market or the Toronto Stock Exchange, (ii) trading of any securities of the Trust shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State or Canadian Federal authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Final Memorandum.

        10.    Effectiveness; Defaulting Initial Purchasers.    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Trust for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser, the Company or the Guarantors. In any such case either you or the Trust shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

        If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company or the Guarantors to comply with the terms of, or to fulfill any of the conditions of this Agreement, or if the Company or the Guarantors shall be unable to perform their obligations under this Agreement, the Company and the Guarantors, jointly and severally, agree that they will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder; provided, however, that no such reimbursement shall be required to be paid by the Company and the Guarantors to the Initial Purchasers in the event this Agreement is terminated as a result of a material change in Canadian tax law materially adversely affecting the Company and the Guarantors which also materially adversely affects substantially all Canadian oil and gas royalty trusts.

        11.    Counterparts.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        12.    Applicable Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        13.    Submission to Jurisdiction; Agent for Service; Waiver of Immunities.    Each of the Company and the Guarantors irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Guarantors brought by any Initial Purchaser or by any person who controls any Initial Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any United States federal court or New York State court located in the Borough of Manhattan in The City of New York (a "New York Court"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of a New York Court in any such suit, action or proceeding.

        Each of the Company and the Guarantors has appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 (and any successor entity), which appointment shall be irrevocable, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted by any Initial Purchaser or by any person who controls any Initial Purchaser. The Company and the Guarantors, jointly and severally, represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.

        To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

        The provisions of this Section 13 shall survive any termination of this Agreement, in whole or in part.

        14.    Judgment Currency.    If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company and the Guarantors in respect of any sum due from it to any Initial Purchaser shall, notwithstanding any judgment in any currency other than United States dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase United States dollars with such other currency in amount at least equal to the sum originally due in United States dollars; if the United States dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, the Company and the Guarantors, jointly and severally, agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the United States dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Company or the Guarantors (as applicable, but without duplication) an amount equal to the excess of the dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

        15.    Harvest Trustee.    The parties hereto acknowledge that the Harvest Trustee is entering into this Agreement solely in its capacity as trustee on behalf of the Trust and the obligations of the trust hereunder shall not be personally binding upon the Harvest Trustee or any of the unitholders of the Trust and that any recourse against the Harvest Trustee or any unitholder in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or in connection herewith or from the matters to which this Agreement relates, if any, including without limitation claims based on negligence or other tortuous behavior, shall be limited to, and satisfied only out of, the Trust Fund as defined in the Harvest Trust Indenture.

        16.    Unitholder of Harvest Sask Energy Trust.    The parties hereto acknowledge that the obligations of Harvest Sask Energy Trust hereunder shall not be binding upon the Trust, in its capacity as sole unitholder of Harvest Sask Energy Trust, and that any recourse against the Trust, in such capacity as unitholder, in any manner in respect of any indebtedness, obligations or liability of Harvest Sask Energy Trust arising hereunder or arising in connection herewith or from the matters to which this Agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behaviour shall be limited to, and satisfied only out of, the "Trust Fund" as defined in the amended and restated Harvest Sask Energy Trust Indenture dated September 29, 2003 between the Company and the Trust, as amended on October 7, 2004.

        17.    Headings.    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,
HARVEST OPERATIONS CORP.
By:
Name:
Title:
Valiant Trust Company in its capacity as trustee of, HARVEST ENERGY TRUST
By:
Name:
Title:
Harvest Operations Corp., in its capacity as trustee of HARVEST SASK ENERGY TRUST
By:
Name:
Title:
1115638 Alberta Ltd., in its capacity as trustee of HARVEST BREEZE TRUST NO. 1
By:
Name:
Title:

1115650 Alberta Ltd., in its capacity as trustee of HARVEST BREEZE TRUST NO. 2
By:
Name:
Title:
1115650 Alberta Ltd. in its capacity as trustee of Harvest Breeze Trust No. 2, as managing partner of BREEZE RESOURCES PARTNERSHIP
By:
Name:
Title:
REDEARTH ENERGY INC.
By:
Name:
Title:
1115638 ALBERTA LTD.
By:
Name:
Title:

'

1115650 ALBERTA LTD.
By:
Name:
Title:

Accepted as of the date hereof
MORGAN STANLEY & CO. INCORPORATED TD SECURITIES (USA) INC. NBF SECURITIES (USA) CORP. WESTLB AG, LONDON BRANCH WESTLB SECURITIES INC.
Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule I hereto.
By: MORGAN STANLEY & CO. INCORPORATED
By:
Name:
Title:

SCHEDULE I

Initial Purchaser	Principal Amount of Securities to be Purchased
Morgan Stanley & Co. Incorporated	US$	175,000,000
TD Securities (USA) Inc.		25,000,000
NBF Securities (USA) Corp.		25,000,000
WestLB AG, London Branch		25,000,000
Total:	US$	250,000,000

SCHEDULE II

SUBSIDIARY GUARANTORS

Harvest Sask Energy Trust
Harvest Breeze Trust No. 1
Harvest Breeze Trust No. 2
Breeze Resources Partnership
Redearth Energy Inc.
1115638 Alberta Ltd.
1115650 Alberta Ltd.

EXHIBIT A

OPINION OF CANADIAN COUNSEL FOR THE COMPANY
AND THE GUARANTORS

        The opinion of Canadian counsel for the Company and the Guarantors, to be delivered pursuant to Section 5(c) of the Purchase Agreement shall be to the effect that:

          A.    The Trust has been created pursuant to the amended and restated trust indenture dated September 27, 2002 between Harvest Operations Corp. and Valiant Trust Company (the "Harvest Trustee"), as amended and restated effective January 1, 2004 (the "Harvest Trust Indenture") and is a validly existing trust under the laws of the Province of Alberta. The Harvest Trustee has been appointed as the trustee of the Trust and has the trust power and authority under the Harvest Trust Indenture to own property and to conduct business in its capacity as the Harvest Trustee as described in the Final Memorandum and the Harvest Trustee is registered to carry on business as a trust company in each jurisdiction in which the conduct of its business as Harvest Trustee or its ownership or leasing of property as Harvest Trustee requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Trust and its subsidiaries, taken as a whole.

          B.    Each Subsidiary Guarantor:

    (i)
    that is a corporation is a valid and subsisting corporation under the laws of the jurisdiction of its incorporation, has the power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification;

    (ii)
    that is a trust has been created pursuant to its trust indenture and the trustee thereunder has the trust power and authority to own property and conduct business in its capacity as trustee of such Trust as described in the Final Memorandum and such trustee is duly qualified to transact business in each jurisdiction in which the conduct of its business or ownership or leasing of property requires such qualification; and

    (iii)
    that is existing as a partnership under the laws of Alberta, has the partnership power and authority to own its property and conduct its business as described in the Final Memorandum and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except in each case to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Trust and its subsidiaries, taken as a whole. All of the issued shares or units, as applicable, of capital stock of or partnership units in each subsidiary of the Trust that is a Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable, are owned, as registered owner, directly or indirectly by the Trust and are not subject to any security interests of record in any public registry for the Province of Alberta, except as set forth in Schedule "A" attached.

          C.    Redearth Partnership has the partnership power and authority to own its property and conduct its business as described in the Final Memorandum and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification.

          D.    The Purchase Agreement has been duly authorized, executed and delivered by each of the Company and Breeze Resources Partnership, Redearth Energy Inc., 1115638 Alberta Ltd. and 1115650 Alberta Ltd. (collectively, the "Corporate and Partnership Guarantors"). The trustees of each of Harvest Sask Energy Trust, Harvest Breeze Trust No. 1 and Harvest Breeze Trust No. 2 (collectively, the "Trust Guarantors") have taken all necessary (i) corporate action to authorize the execution and delivery of the Purchase Agreement and (ii) trust action in accordance with the applicable trust indenture, to authorize the execution and delivery of the Purchase Agreement and such trustees have duly executed and delivered the Purchase Agreement. The Harvest Trustee has taken all necessary trust action under the Harvest Trust Indenture to authorize the execution and delivery of the Purchase Agreement and as a matter of trust and contract law has duly executed and delivered the Purchase Agreement in accordance with the Harvest Trust Indenture.

          E.    The trust units of the Trust outstanding on the Closing Date have been duly authorized and are validly issued, fully paid and non-assessable.

          F.     The Notes have been duly authorized, executed and delivered by the Company.

          G.    The Guarantees of the Corporate and Partnership Guarantors have been duly authorized, executed and delivered by such Corporate and Partnership Guarantors. The trustees of the Trust Guarantors have taken all necessary (i) corporate action to authorize the execution and delivery of its Guarantee and (ii) trust action in accordance with its trust indenture to authorize the execution and delivery of its Guarantee, and each of such trustees has duly executed and delivered its Guarantee.

          H.    The Harvest Trustee has taken all necessary trust action under the Harvest Trust Indenture to authorize the execution and delivery of the Trust Guarantee and as a matter of trust and contract law has duly executed and delivered the Trust Guarantee in accordance with the provisions of the Harvest Trust Indenture.

          I.     Each of:

    (i)
    the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each Corporate and Partnership Guarantor;

    (ii)
    the trustee of each Trust Guarantor has taken all necessary (1) corporate action to authorize the execution and delivery of the Indenture and Registration Rights agreement, and (2) all necessary trust action in accordance with the applicable trust indenture to authorize the execution and delivery of the Indenture and Registration Rights Agreement and the Indenture and Registration Rights Agreement has been duly executed and delivered by each trust (other than the Trust) which is a Guarantor; and

    (iii)
    the Harvest Trustee has taken all necessary action under the Harvest Trust Indenture to authorize the execution and delivery of the Indenture and Registration Rights Agreement and, as a matter of trust and contract law, has duly executed and delivered the Indenture and Registration Rights Agreement.

          J.     The issuance of the Securities under the Indenture complies with the provisions of the Business Corporations Act (Alberta); and, no registration, filing or recording of the Indenture under the laws of the Province of Alberta or the federal laws of Canada applicable therein is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder.

          K.    The execution and delivery by each of the Company and the Guarantors of, and the performance by each of the Company and the Guarantors of its obligations under, the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of the laws of the Province of Alberta or the federal laws of Canada applicable therein, the articles of incorporation, by-laws, Trust Indenture or other organizational documents, as applicable, of the Company and the Guarantors or, to the knowledge of such counsel, any agreement or other instrument binding upon the Trust, the Company or any of the Guarantors that is material to the Trust, the Company and the Guarantors, taken as a whole, or, to the knowledge of such counsel, any judgment, order or decree of any governmental body, agency or court in Canada having jurisdiction over the Trust, the Company or any of the Guarantors, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency in the Province of Alberta or in Canada under the federal laws of Canada is required for the performance by the Company and the Guarantors of their respective obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities.

          L.    To the knowledge of such counsel and based on searches of public registries in the Province of Alberta, there are no legal or governmental proceedings pending or threatened to which the Trust, the Company or any Guarantor is a party or to which any of the properties of the Trust, the Company or any Guarantor is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings which such counsel believes are not likely to have a material adverse effect on the Trust, the Company and the Guarantors, taken as a whole, or on the power or ability of the Company and the Guarantors to perform their respective obligations under the Purchase Agreement, the Indenture the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Final Memorandum.

          M.   To the extent the statements in the Final Memorandum under the captions "Enforceability of Civil Liability Against Foreign Persons", "Business—Regulation", "Business—Environmental", "Description of Notes—Enforceability of Judgments", and "Description of Other Indebtedness" summarize any law, statute or document (or portions thereof) such statements are true and correct in all material respects.

          N.    The statement in the Final Memorandum under the caption "Income Tax Considerations—Canadian Federal Income Tax Considerations," insofar as such statements constitute a summary of the Canadian federal tax laws referred to therein, are accurate and fairly summarize in all material respects the Canadian federal tax laws referred to therein.

          O.    Any final and conclusive judgment in personam against the Company or the Guarantors that is subsisting and unsatisfied in respect of this Agreement, the Indenture, the Registration Rights Agreement or the Securities by a New York Court, which is enforceable in New York, is not impeachable as void or voidable under the internal laws of the State of New York, and that is for a fixed sum would be recognized and enforced by a court of competent jurisdiction in the Province of Alberta, if (i) the court rendering judgment had jurisdiction over the Company and the Guarantors, as recognized by the courts of the Province of Alberta; (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Alberta, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments, laws and directives having effects on competition in Canada; (iii) the enforcement of such judgment would not constitute, directly or indirectly, the enforcement of foreign revenue, taxation, penal, expropriatory or public laws; (iv) the foreign court did not assume jurisdiction as a result of a fraud practiced on the court; (v) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by an Alberta court; and (vi) there has been compliance with the applicable limitation period; provided, however, that interest payable on a judgment debt may be limited by the proper or governing law of the respective contract or obligation, a monetary judgment of a court of the Province of Alberta may only be awarded in Canadian currency and the enforceability thereof may be limited by applicable bankruptcy, insolvency or other laws of general application limiting the enforcement of creditors' rights generally. Such counsel is not aware of any reason that the enforcement of any such judgment in respect of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities would be contrary to natural justice or inconsistent with public policy as such terms are understood under the laws of the Province of Alberta and the federal laws of Canada applicable therein.

          P.     In the event that any of the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities is sought to be enforced in any action or proceedings in the Province of Alberta in accordance with the laws applicable thereto as chosen by the parties, namely the laws of the State of New York, the courts of the Province of Alberta would recognize such choice of laws, provided that such choice of laws was bona fide and legal and not made with a view to avoiding the consequences of the laws of any other jurisdiction and provided that such choice is not contrary to public policy as such term is understood under the laws of the Province of Alberta. Such counsel is not aware of any reasons under the laws of the Province of Alberta or the federal laws of Canada applicable therein for disregarding the choice of New York law to govern.

          Q.    In the event that any of the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities is sought to be enforced in any action or proceeding in the Province of Alberta in accordance with the laws applicable thereto as chosen by the parties, namely the laws of the State of New York, the courts of the Province of Alberta would, subject to paragraph O above, apply the laws of the State of New York, upon appropriate evidence as to such laws being adduced by expert evidence, to all issues that, under the conflict of laws rules of the Province of Alberta and the federal laws of Canada applicable therein, are to be determined in accordance with the proper or governing law of the respective contract or obligation, provided that none of the provisions of the applicable document or the laws of the State of New York are contrary to public policy as such term is understood under the laws of the Province of Alberta and the federal laws of Canada applicable therein and that performance is not illegal under the laws of the place where the obligations thereunder are to be performed; and further provided, however, that interest payable on a judgment debt may be limited by the proper or governing law of the respective contract or obligation, that a monetary judgment of a court of the Province of Alberta may only be awarded in Canadian currency and that in matters of procedure, the laws of the Province of Alberta will be applied. A court in the Province of Alberta has, however, an inherent power to decline to hear such an action or proceeding if it is contrary to public policy, as such term is understood under the laws of the Province of Alberta for it to do so, or if it is not the proper forum to hear such action, or if concurrent proceedings are being brought elsewhere. Such counsel is not aware of any reason to believe that any of the provisions of the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities, as we understand them as Alberta lawyers, are contrary to public policy as such term is understood under the laws of the Province of Alberta and the federal laws of Canada applicable therein or that it would be inconsistent with public policy as such term is understood under the laws of the Province of Alberta and the federal laws of Canada applicable therein for a court of the Province of Alberta to hear an action or proceeding to enforce the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities.

          R.    The submission by the Company and the Guarantors to the non-exclusive jurisdiction of the courts of the State of New York or the courts of the United States of America located in The City of New York, contained in the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities, would be recognized and given effect by the courts of the Province of Alberta as a valid submission to the jurisdiction of such courts, provided that the applicable provisions, if any, of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities, respectively, respecting service of process on the Company and the Guarantors are duly complied with and provided that no opinion is provided with respect to the effectiveness of the waiver of challenge to jurisdiction provisions contained in such submission to jurisdiction clauses.

          S.     The courts in the Province of Alberta would recognize the appointment by the Company and the Guarantors of the Authorized Agent as their respective agent for service of process in the United States of America under the Purchase Agreement the Indenture, the Registration Rights Agreement and the Securities.

          T.     No withholding tax imposed under the laws of Canada, any province or territory of Canada or any political subdivision or taxing authority thereof or therein are or will be payable in respect of the payment or crediting of the commissions contemplated by the Purchase Agreement by the Company to the Initial Purchasers for the purposes of the Income Tax Act (Canada), provided that (i) the Initial Purchasers deal at arm's length with the Company and the Guarantors (as such term is understood for purposes of the Income Tax Act (Canada)), (ii) that such commissions are reasonable in the circumstances and are payable in respect of identifiable services performed by the Initial Purchasers wholly outside of Canada in the ordinary course of business carried on by them; and (iii) the Initial Purchasers are resident in the United States for purposes of the Income Tax Act (Canada) and the Canada/U.S. Income Tax Convention.

          U.    No goods and services tax imposed under the federal laws of Canada, any province or territory of Canada or any political subdivision or taxing authority thereof or therein are or will be payable by the Company or collectable by the Initial Purchasers in respect of the payment of the commissions as contemplated by this Agreement to the Initial Purchasers, provided that any such commissions are in respect of services performed by the Initial Purchasers wholly outside of Canada.

          V.     No stamp or other issuance or transfer charges or duties and no capital gains, income or other taxes are payable by or on behalf of the Initial Purchasers imposed under the laws of Canada, any province or territory of Canada or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery of the Securities by the Company and the Guarantors to or for the account of the Initial Purchasers or (B) the sale and delivery of the Securities outside Canada by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum.

          W.    Except as described in the Offering Memorandum, under the laws of Canada, any province or territory of Canada or any political subdivision thereof or therein existing on the date hereof payments made by the Company or the Guarantors to holders under the Securities and the Indenture will not be subject to any withholding tax or similar charges.

  As to all matters and opinions governed by the laws of Saskatchewan, such counsel may rely on an opinion of agent counsel in that Province addressed to the same persons as such counsel addresses its own opinion. As to all matters relating to corporate authorization and execution by the Harvest Trustee, such counsel may state that they have relied solely on a certificate of the Harvest Trustee. As to all matters relating to the Harvest Trustee's registration to carry on business, and as to the subsistence of any corporation, such counsel may rely on certificates of status or letters issued by appropriate federal or provincial bodies. As to certain matters of fact, such counsel may rely on certificates of appropriate officers of the Company or any of the Guarantors.

  Any matter which is stated herein to be "to the best of such counsel's knowledge" or is otherwise stated to be based on such counsel's knowledge or awareness, is based on the actual knowledge or awareness of the lawyers of Burnet, Duckworth & Palmer LLP who are actively involved in representing the Trust and its subsidiaries. No inference as to such counsel's knowledge should be drawn merely from the fact that a partner of Burnet, Duckworth & Palmer LLP is a director of the Company.

  Such counsel shall also state that nothing has come to the attention of such counsel that causes such counsel to believe that the Final Memorandum (except for: (i) the financial statements and financial schedules and other financial and accounting data, (ii) the evaluation(s) of crude oil and natural gas reserves prepared by independent petroleum engineering firms and information derived therefrom, (iii) the operating data relating to oil and gas production, (iv) the information relating to the evaluation of land holdings, and (v) descriptions or conclusions of law other than the laws of Alberta and of Canada applicable in Alberta, as to which such counsel need not express any belief) when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  With respect to the matters referred to in the paragraph above, counsel may state that their beliefs are based solely upon their review of the Final Memorandum (and any amendments or supplements thereto) and his or her discussion of the contents thereof with officers or other representatives of the Company, but are without independent check or verification of the accuracy, completeness or fairness of the statements contained in the Final Memorandum except as specified in paragraphs M and N above. In addition, for the purposes of the belief expressed in the paragraph above counsel may state that the term "material fact" shall have the meaning attributed thereto under the Securities Act (Alberta), that a "material fact", where used in relation to securities issued or proposed to be issued, means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of such securities and that as the determination of whether a fact is material is a factual and not a legal matter requiring expertise on the effect which information would have on market prices or values of the securities, such counsel has relied on the opinions of officers and other representatives of the Company for such determination.

EXHIBIT B

OPINION OF U.S. COUNSEL FOR THE COMPANY
AND THE GUARANTORS

        The opinion of U.S. counsel for the Company and the Guarantors, to be delivered pursuant to Section 5(d) of the Purchase Agreement shall be to the effect that:

        A.    The Purchase Agreement (to the extent execution and delivery are governed by the laws of the State of New York), has been duly executed and delivered by the Company and the Guarantors.

        B.    The Indenture (to the extent execution and delivery are governed by the laws of the State of New York), has been duly executed and delivered by the Company and the Guarantors. The Indenture constitutes a valid and legally binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except that the enforceability of the Indenture may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the description thereof contained in the Final Memorandum under the caption "Description of the Notes."

        C.    The Registration Rights Agreement (to the extent execution and delivery are governed by the laws of the State of New York) has been duly executed and delivered by the Company and the Guarantors, and a valid and legally binding obligation of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except that the enforceability of the Registration Rights Agreement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions of the Registration Rights Agreement may be unenforceable. The Registration Rights Agreement conforms in all material respects to the description thereof contained in the Final Memorandum under the caption "Description of Notes—Registration Rights".

        D.    When the Notes have been authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Purchase Agreement, the Notes constitute valid and legally binding obligations of the Company, entitled to the benefit of the Indenture and enforceable against the Company in accordance with their terms, except that the enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Notes, when issued and delivered, will conform in all material respects to the description contained in the Final Memorandum under the caption "Description of Notes." The Notes are in the form contemplated by the Indenture.

        E.    When the Notes have been authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Purchase Agreement, each Guarantee executed and delivered by the Subsidiary Guarantors constitutes a valid and legally binding obligation of each of the Guarantors, entitled to the benefit of the Indenture and enforceable against each of the Guarantors in accordance with its terms, except that the enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Guarantees, when issued and delivered, will conform in all material respects to the description contained in the Final Memorandum under the caption "Description of Notes—Guarantee." The Guarantees are in the form contemplated by the Indenture.

        F.     When the Notes have been authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Purchase Agreement, and the Guarantees are executed and delivered by the Subsidiary Guarantors, the Trust Guarantee constitutes a valid and legally binding obligation of the Trust, entitled to the benefit of the Indenture and enforceable against the Trust in accordance with its terms, except that the enforceability of the Trust Guarantee may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Trust Guarantee, when issued and delivered, will conform in all material respects to the description contained in the Final Memorandum under the caption "Description of Notes—Guarantees." The Trust Guarantee is in the form contemplated by the Indenture.

        G.    The statements in the Final Memorandum under the headings "Summary of U.S. Federal Income Tax Considerations" and "Transfer Restrictions," to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

        H.    No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any United States federal or state securities laws or Blue Sky laws of the various states as to which we express no opinion) is required under any Applicable Law for the issuance or sale of the Securities or the performance by the Company and the Guarantors of their respective obligations under the Purchase Agreement, the Indenture and the Registration Rights Agreement and the Securities. For purposes of this opinion (H), the term "Governmental Authority" means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America. For purposes of this opinion, the term "Applicable Law" means those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Purchase Agreement.

        I.     Assuming (A) that the representations and warranties of the Initial Purchasers as set forth in the Purchase Agreement are true and correct and compliance by the Initial Purchasers with the covenants and agreements set forth in the Purchase Agreement and (B) that the representations and warranties of the Company and the Guarantors set forth in Sections 1(q) and (r) of the Purchase Agreement and compliance by the Company and the Guarantors with the covenants and agreements set forth in Sections 6(f), 6(g) and 6(j) of the Purchase Agreement, and assuming compliance with the offering and transfer procedures and restrictions described in the Final Memorandum, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with the Purchase Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that we express no opinion as to any subsequent resale of the Securities.

        J.     The issuance and sale of the Securities by the Company and the Guarantors, the compliance by the Company and the Guarantors with all of the provisions of the Purchase Agreement and the Indenture and the consummation of the transactions contemplated by them will not (i) violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, except where the breach, default or violation could not reasonably be expected to have a Material Adverse Effect; provided, however, that for purposes of clause (ii) of this paragraph J, the term "Applicable Law" shall not include the anti-fraud provisions or disclosure requirements of federal and state securities laws.

        K.    None of the Company or the Guarantors is and, after giving effect to the offering and sale of the Securities and the application of their proceeds as described in the Final Memorandum under the heading "Use of Proceeds," will be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated under that statute.

        L.    Under the laws of the State of New York relating to submission to jurisdiction, each of the Company and the Guarantors has, as provided in Section 13 of the Purchase Agreement, Section 12.11 of the Indenture and Section 6(k) of the Registration Rights Agreement, has validly and irrevocably submitted to the non-exclusive personal jurisdiction of any state or federal court in the City of New York, New York in any action arising out of or relating to the Purchase Agreement, the Indenture or the Registration Rights Agreement, has validly and irrevocably waived any objection to venue of a proceeding in any such court, and has validly appointed CT Corporation System in Section 13 of the Purchase Agreement, Section 12.11 of the Indenture and Section 6(k) of the Registration Rights Agreement for the purposes described in the Purchase Agreement, the Indenture and the Registration Rights Agreement; and service of process effected on such agent in the manner set forth in Section 13 of the Purchase Agreement, Section 12.11 of the Indenture and Section 6(k) of the Registration Rights Agreement will be effective to confer valid personal jurisdiction over the Company and the Guarantors. This opinion L is subject to the qualification that we express no opinion as to the enforceability of forum selection clauses in the federal courts.

        M.   Such counsel shall state that it has participated in the preparation of the Final Memorandum and in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent chartered accountants for the Trust, the Initial Purchasers and representatives of, and counsel to, the Initial Purchasers at which the contents of the Final Memorandum, and related matters were discussed and, although the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that such counsel has not undertaken to investigate or verify independently, and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (other than as explicitly

B-2

stated in paragraphs B, C, D, E, F and G above), based upon such participation, no facts have come to such counsel's attention that lead such counsel to believe that the Final Memorandum (except for the financial statements, financial statement, notes and schedules and other financial and statistical data, including data relating to the company's and the Guarantor's reserves, production and related data, included therein and omitted therefrom as to which such counsel need not express any belief), when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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EXHIBIT C

OPINION OF SHEARMAN & STERLING LLP

        The opinion of Shearman & Sterling LLP to be delivered pursuant to Section 5(d) of the Purchase Agreement shall be to the effect that:

        A.    Each of the Registration Rights Agreement and the Indenture are the legal, valid and binding obligation of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms.

        B.    When authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Purchase Agreement, the Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

        C.    When the Notes have been authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Purchase Agreement, the Guarantees will be the legal, valid, and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms and entitled to the benefits of the Indenture.

        D.    When the Notes have been authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Purchase Agreement, and the Guarantees executed and delivered by the Subsidiary Guarantors, the Trust Guarantee will be the legal, valid, and binding obligation of the Trust, enforceable against the Trust in accordance with its terms and entitled to the benefits of the Indenture.

        E.    The statements relating to legal matters, documents or proceedings included in the Final Memorandum under the captions "Description of Notes," "Private Placement" and "Transfer Restrictions", fairly summarize in all material respects such matters, documents or proceedings.

        F.     Based upon the representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers in the Purchase Agreement and assuming compliance with the offering and transfer procedures and restrictions described in the Final Memorandum, it is not necessary in connection with the offer and sale of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Securities.

        Such counsel shall also state that no facts have come to such counsel's attention which gives such counsel reason to believe that the Final Memorandum (other than the financial or statistical statements, the notes or schedules thereto, other financial data included therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date or on the date of the letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        With respect to the matters referred to in the paragraph above, Shearman & Sterling LLP may state that their beliefs are based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof, but are without independent check or verification except as specified.

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  Exhibit 3.1
  SCHEDULE I
  SCHEDULE II
  EXHIBIT A
  EXHIBIT B
  EXHIBIT C